Exhibit 10.5

MODIFICATION OF FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This MODIFICATION OF FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT (this “Modification to Amendment”) is made effective as of November 8, 2024, by and between HEADGATE III, LLC, a Colorado limited liability company (“Landlord”) and Green Man Colorado, LLC, a Colorado limited liability company (“Tenant”) together the (“Parties”) pursuant to the following terms:

RECITALS

A.	The Landlord and Tenant are parties to a Commercial Lease Agreement dated effective as of November 23, 2022 (the “Lease”) for the Leased Premises.

B.	On December 6, 2023, Landlord and Tenant individually and through their parent company Trees corporation, a Colorado corporation, (“Trees”) entered into a MODIFICATION TO ASSET PURCHASE AGREEMENT (“Agreement”).

C.	In conjunction with that Agreement Landlord and Tenant, amended the Lease under the FIRST AMENDMENT TO COMMERCIAL LEASE (“First Amendment”) and created a new Section 38 of the Lease (“Section 38”).

D.	On, November 8, 2024, Landlord and Tenant individually and through their parent company Trees corporation, a Colorado corporation, (“Trees”) Entered into a SECOND MODIFICATION TO ASSET PURCHASE AGREEMENT (“Second Agreement”)

E.	In conjunction with the successful completion of the Second Agreement, Landlord and Tenant agree to terminate section 38 of the Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby enter into this Amendment as follows:

AGREEMENT

1.	In accordance with Section 2 subsection (d) of the First Amendment, this is notice that Trees has completed the payment of the Judgment Agreement and Section 38 shall hereby be terminated, null and void, and of no further force or effect; and neither Headgate nor any affiliate thereof shall take any action in the future to enforce, file or otherwise prosecute the Judgement Agreement (as such term is defined in the First Agreement).

2.	The termination of Section 38 is conditioned on the Parties successful execution of the Second Agreement.

3.	In the event Tenant and or Trees default on the Second Agreement then this Modification to Amendment shall be null and void, and Section 38 of the Lease shall still be in effect.

4.	Conflict. Except as modified by this Modification to Amendment, the terms and conditions of the Lease shall remain in full force and effect. Landlord shall not be obligated to further amend the Lease after the date of this Amendment. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

5.	Capitalized Terms. Capitalized terms not otherwise defined in this Modification to Amendment shall have the meanings set forth in the Lease.

6.	Counterparts. This Modification to Amendment may be executed in counterparts, each of which shall be treated as an original, but all of which shall together constitute one document. Photocopies and facsimile copies of the parties’ signatures shall be treated as originals.

7.	No Waiver. No term of the Lease or this Modification to Amendment may be varied, changed, modified, waived or terminated orally or by conduct or inaction, but only by an instrument in writing signed by any of the parties against whom the enforcement of the variation, change, modification, waiver, or termination is sought. Delay in seeking to enforce any provision herein shall not constitute or operate as a waiver of any breach of any provision hereof, nor shall such delay, or failure to act, operate as a waiver to seek enforcement of any provision hereof at any future time.

8.	General Provisions. The following terms shall apply to the enforcement and interpretation of this Modification to Amendment:

a.	This Modification to Amendment shall be binding upon and inure to the benefit of the parties’ successors and permitted assigns.

b.	This Modification to Amendment shall be governed, construed, and enforced in accordance with the laws of the State of Colorado without giving effect to principles of conflicts or choice of laws thereof.

c.	The Parties represent that they have full authority and are competent to execute this Modification to Amendment.

d.	The Parties have had a reasonable time to consider the terms of this Modification to Amendment and an opportunity to consult with independent legal counsel and an interpreter to review this Modification to Amendment and to revise any provision of this Modification to Amendment with the assistance of counsel. Therefore, any ambiguity contained in this Modification to Amendment shall not be construed against the drafting party, and the Parties shall be deemed to have understood the terms contained in this Modification to Amendment.

e.	The Parties have voluntarily executed this Modification to Amendment without being pressured or influenced by any statement or representation of any person.

f.	The Parties each agree to undertake such other acts and execute and deliver such other documents as may be reasonably appropriate or necessary to affect the purpose and intent of this Modification to Amendment.

g.	There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the Parties.

h.	The captions of the Sections hereof are for convenience only and shall not govern or influence the interpretation hereof.

i.	Tenant acknowledges that, as of the date of this Modification to Amendment, Landlord has fulfilled all of its duties and obligations under the Lease, and that Landlord is not otherwise in default under the Lease.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have executed this Modification to Amendment effective the date and year first above written.

LANDLORD:	TENANT:

HEADGATE III, LLC	Green Man Colorado, LLC
a Colorado limited liability company	a Colorado limited liability company

By: Singletree Financial Partners, LLC	By:
a Colorado limited liability company	Adam Hershey
Managing Member of HEADGATE III, LLC	CEO

By:
William Andrew Shopneck
Managing Member of Singletree Financial Partners, LLC

By:
Christopher Clark Shopneck
Managing Member of Singletree Financial Partners, LLC